EXHIBIT 10.1

This loan agreement (the "Agreement") is made by and between messageBgone, Inc., a Nevada corporation (the "Borrower"), and Arraya Wilaiphan (the "Lender"), who make this Agreement on the following terms:

The Lender agrees to make loans to the Borrower, from time to time as required, up to the maximum amount of $20,000 in legal US currency.

The funds will be lent to the company for no fixed length of time and with no interest, the funds will be paid back when the Company's board of directors decides it is in the company's best interest.

messageBgone, Inc.

By: /s/ Arraya Wilaiphan

Name: Arraya Wilaiphan

Title: President